                                                                  EXHIBIT 3(XVI)

===============================================================================


                               WARRANT AGREEMENT

                         Dated as of December 15, 1999

                                    Between

                         ENVIRO-CLEAN OF AMERICA, INC.

                                      and

                         INTERWEST TRANSFER CO., INC.,

                                as Warrant Agent


                ----------------------------------------------


                  Warrants to Purchase Shares of Common Stock

                           Par Value $.001 Per Share




===============================================================================

                               TABLE OF CONTENTS


                                                                      Page
                                                                      ----
                                   ARTICLE I

                    ISSUANCE, FORM. EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

SECTION 1.01.   Issuance of Warrants.................................  1
SECTION 1.02.   Execution of Warrant Certificates....................  1
SECTION 1.03.   Authentication and Delivery..........................  2
SECTION 1.04.   Temporary Warrant Certificates.......................  3
SECTION 1.05.   Separation of Warrants and Series B Stock............  3
SECTION 1.06.   Registration.........................................  3
SECTION 1.07.   Registration of Transfers and Exchanges..............  4
SECTION 1.08.   Lost, Stolen, Destroyed, Defaced or Mutilated
                Warrant Certificates.................................  6

                                   ARTICLE II

               DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

SECTION 2.01.   Duration of Warrants.................................  6
SECTION 2.02.   Exercise, Exercise Price, Settlement and Delivery....  7
SECTION 2.03.   Call.................................................  8
SECTION 2.04.   Cancellation of Warrant Certificates.................  8

                                  ARTICLE III

                          OTHER PROVISIONS RELATING TO
                         RIGHTS OF HOLDERS OF WARRANTS

SECTION 3.01.   Enforcement of Rights................................  9

                                   ARTICLE IV

                        CERTAIN COVENANTS OF THE COMPANY

SECTION 4.01.   Payment of Taxes ....................................  9

                                   ARTICLE V

                                  ADJUSTMENTS

SECTION 5.01.    Adjustment of Exercise Price and Number of Shares
                 Issuable .................................................   9
SECTION 5.02.    When Adjustment Not Required..............................  11
SECTION 5.03.    Challenge to Good Faith Determination.....................  12
SECTION 5.04.    Treasury Stock............................................  12
SECTION 5.05.    Notices to Warrant Holders................................  12

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

SECTION 6.01.    Warrant Agent.............................................  13
SECTION 6.02.    Conditions of Warrant Agent's Obligations.................  13
SECTION 6.03.    Resignation and Appointment of Successor..................  16

                                  ARTICLE VII

                                 MISCELLANEOUS

SECTION 7.01.    Amendment.................................................  18
SECTION 7.02.    Notices and Demands to the Company and Warrant Agent......  18
SECTION 7.03.    Addresses for Notices to Parties and for Transmission
                 of Documents..............................................  18
SECTION 7.04.    Notices to Holders........................................  19
SECTION 7.05.    Applicable Law............................................  19
SECTION 7,06.    Obtaining of Governmental Approvals.......................  20
SECTION 7.07.    Persons Having Rights Under Agreement.....................  20
SECTION 7.08.    Headings..................................................  20
SECTION 7.09.    Counterparts..............................................  20
SECTION 7.10.    Inspection of Agreement...................................  20
SECTION 7.11.    Successors................................................  20

EXHIBIT A -  Form of Warrant Certificate
EXHIBIT B -  Certificate To Be Delivered upon Exchange or Registration of
             Transfer of Warrants
EXHIBIT C -  Transferee Letter of Representation

                            INDEX OF DEFINED TERMS
                            ----------------------

Defined Term                                                 Section
------------                                                 -------

Agreement................................................   Recitals
Business Day.............................................       2.01
Call Notice..............................................       2.03
Call Notice Period.......................................       2.03
Common Stock.............................................   Recitals
Company..................................................   Recitals
Early Termination Date...................................       2.03
Effective Date...........................................   Recitals
Election to Exercise.....................................    2.02(b)
Exercisability Date......................................    2.02(a)
Exercise Date............................................    2.02(d)
Exercise Price...........................................    2.02(a)
Expiration Date..........................................       2.01
Majority Holders.........................................       5.03
Offering.................................................   Recitals
Registrar................................................       1.06
Related Parties..........................................    6.02(e)
Securities Act...........................................    1.07(a)
Series B Stock...........................................   Recitals
Shares...................................................       1.01
Units....................................................   Recitals
Warrant Agent............................................   Recitals
Warrant Certificates.....................................   Recitals
Warrant Register.........................................       1.06
Warrants.................................................   Recitals

                               WARRANT AGREEMENT


     WARRANT AGREEMENT ("Agreement"), dated as of December 15, 1999 (the "Effective Date") by Enviro-Clean of America, Inc., a Nevada corporation (together with any successor thereto, the "Company"), and Interwest Transfer Co., Inc., a Utah corporation as warrant agent (with any successor Warrant Agent, the "Warrant Agent").

     WHEREAS, the Company has entered into a private placement of securities (the "Offering") in which the Company has agreed, among other things, to sell to Investors (A) 200 to 800 units (the "Units") consisting in the aggregate of (i) 20,000 to 80,000 shares of Series B Cumulative Convertible Preferred Stock (the "Series B Stock"), and (ii) 200,000 to 800,000 Warrants to purchase an aggregate of 200,000 to 800,000 shares of common stock, $.001 par value per share (the "Common Stock "), of the Company (the "Warrants"), and the certificates evidencing the Warrants (being hereinafter referred to as "Warrant Certificates"), in each case subject to adjustment in accordance with the terms hereof, and

     WHEREAS, the Warrants and the Series B Stock comprising part of the Units shall be separately transferable immediately; and

     WHEREAS, the Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                    ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES
                      ------------------------------------

     SECTION 1.01.  Issuance of Warrants.  Each Warrant Certificate shall
                    --------------------
evidence the number of Warrants specified therein, each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) one fully paid and non-assessable share of the Company's Common Stock (the shares of Common Stock purchasable upon exercise of a Warrant being hereinafter referred to as the "Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article V) at the price specified herein and therein, in each case subject to adjustment as provided herein and therein.

     SECTION 1.02.  Execution of Warrant Certificates.  The Warrant Certificates
                    ---------------------------------
shall be executed on behalf of the Company by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

     SECTION 1.03.   Authentication and Delivery.  Subject to the immediately
                     ---------------------------
following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.06 hereof).
               ------------

     Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary, and shall specify the amount of Warrants to be authenticated, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.02 hereof,
                                                          ------------
to authenticate the Warrant Certificates and deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

     In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

     The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.
                                    ---------

     SECTION 1.04.   Temporary Warrant Certificates.  Pending the preparation of
                     ------------------------------
definitive Warrant Certificates, the Company may execute, and, upon receipt of an authentication order in accordance with Section 1.03 hereof, the Warrant Agent shall authenticate and
                ------------
deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay.
After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 1.08 hereof.
                                                       ------------
Subject to the provisions of Section 4.01 hereof, such exchange shall be without
                             ------------
charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and, upon receipt of an authentication order in accordance with Section 1.03 hereof, the Warrant
                                           ------------
Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

     SECTION 1.05.   Separation of Warrants and Series B Stock.  The Series B
                     -----------------------------------------
Stock and Warrants will be separately transferable immediately.

     SECTION 1.06.   Registration.  The Company will keep, at the office or
                     ------------
agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar." The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

     The Company will at all times designate one person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "Warrant Register"). The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

     SECTION 1.07.  Registration of Transfers and Exchanges.
                    ---------------------------------------

     (a) Transfer of Warrants.  When Warrants are presented to the Warrant Agent
         --------------------
with a request to register the transfer of the Warrants, the Warrant Agent shall register the transfer as requested if the requirements under this Warrant Agreement as set forth in this Section 1.07 hereof for such transactions are
                               ------------
met; provided, however, that the Warrants presented or surrendered for registration of transfer:

         (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing; and

         (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act of 1933, as amended, (the "Securities Act"), such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

              (A) if such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or
                                             ---------

              (B) if such Warrant is being transferred to an institutional "accredited investor" within the meaning of subparagraphs
                   (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the
                   Securities Act, delivery of certificate of the transfer (in substantially the form of Exhibit B hereto) along with a
                                             ---------
                   Transferee Letter of Representation in the form of Exhibit C
                                                                      ---------
                   hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

              (C) if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of
                                             ---------
                   counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

     (b) Legends.  Each Warrant Certificate evidencing the Warrants (and all
         -------
Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED TO THE REGISTERED OWNER IN RELIANCE UPON WRITTEN

         REPRESENTATION THAT THESE SECURITIES HAVE BEEN TAKEN FOR INVESTMENT. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, AND OTHER APPLICABLE STATE SECURITIES LAWS.

         THE STOCK ISSUABLE UPON EXERCISE OF THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER AND OTHER APPLICABLE SECURITIES LAWS.

     (c) Obligations with Respect to Transfers and Exchanges of Warrants.
         ---------------------------------------------------------------

         (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall, upon receipt of an authentication order in accordance with Section 1.03 hereof, authenticate Warrants.
                                ------------

         (ii) All Warrants issued upon any registration, transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Warrants surrendered upon the registration of transfer or exchange.

         (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

     (d) Payment of Taxes.  The Company will pay all documentary stamp taxes
         ----------------
attributable to the initial issuance of the Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any
          --------  -------
tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for the Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 1.08.  Lost, Stolen, Destroyed, Defaced or Mutilated Warrant
                    -----------------------------------------------------
Certificates.  Upon receipt by the Company and the Warrant Agent (or any agent
------------
of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide
                                                                   ---- ----
purchaser or holder in due course, the Company shall execute, and, upon receipt of an authentication order in accordance with Section 1.03 hereof, an authorized
                                              ------------
signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants. bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this

Section 1.08 are exclusive with respect to the replacement of lost, stolen,
------------
destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

     The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

                                  ARTICLE II

               DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE
               -------------------------------------------------

     SECTION 2.01.  Duration of Warrants.  Subject to the terms and conditions
                    --------------------
established herein, the Warrants shall expire 5 years from the date of issuance (the "Expiration Date"). Each Warrant may be exercised on any Business Day (as defined below) on or after the Exercisability Date (as defined below) and on or prior to the Expiration Date. The Company will give notice of expiration not less than 90 days nor more than 120 days prior to the Expiration Date to the registered holders of the then-outstanding Warrants.

     Any Warrant not exercised on or prior to the Expiration Date relating to such Warrant shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

     "Business Day" shall mean any day on which (i) banks in New York, New York,
(ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

     SECTION 2.02.  Exercise; Exercise Price; Settlement and Delivery.  (a)
                    -------------------------------------------------
Subject to the provisions of this Agreement, (i) a holder of Warrants shall have the right to purchase from the Company on or after the Effective Date (the "Exercisabilty Date") and on or prior to the Expiration Date one fully paid, registered and non-assessable Shares, subject to adjustment in accordance with
Article V hereof, at the purchase price of $5.00 for each Warrant exercised (the "Exercise Price").

     (b) Warrants may be exercised on or after the Exercisability Date by (i) surrendering to the Warrant Agent the Warrant Certificate evidencing such Warrants with the form of election to purchase Shares set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to Section 1.07(d) hereof. Each Warrant may be
                                ---------------
exercised only in whole.

     (c) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made in cash or by certified or official bank check to be delivered to the office or agency where the Warrant Certificate is being surrendered. No payment or adjustment shall be made on account of any dividends on the Shares issued upon exercise of a Warrant.

     (d) The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this

Section 2.02 are received by the Warrant Agent at or prior to 2:00 p.m., New
------------
York, New York time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date (as defined in Section 2.01), if all of the items referred to in the first sentence
           ------------
of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     (e) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall: (i) cause an amount equal to the Exercise Price to be paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing and (iii) as soon as practicable, advise the Company in writing of the number of Warrants (giving effect to Section 5.01(e) below) exercised in accordance with the terms and
          ---------------
conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

     (f) As soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. The Warrant Agent shall have no obligation to ascertain the number of Shares to be issued with respect to the exercised Warrant or Warrants. Such certificate or certificates evidencing the Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to the Company's written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

     SECTION 2.03 Call.  The Company, at its option, may provide the holder of
                  ----
this Warrant written notice pursuant to Section 7.04 (the "Call Notice") that
                                        ------------
this Warrant shall terminate on the 20th day following the date of delivery of the Call Notice (such date being the "Early Termination Date") at any time: (i) the Closing Per Share Market Price of the Common Stock has been equal to or greater than 200% of the Warrant Exercise Price on the date of delivery of the Call Notice and the 19 consecutive Trading Days immediately preceding the date delivery of the Call Notice (the "Call Notice Period") and (ii) after a registration statement has been declared effective under the Securities Act (the "Registration Statement") and has been effective for the Call Notice Period. In the event that the Warrant is not exercised by the holder of this Warrant on or before the Early Termination Date, this Warrant shall expire at 5:00 p.m., New York, New York time, on the Early Termination Date, and the Company will remit to the holder of the Warrant $.10 per Warrant upon such holder tendering to the Company the expired Warrant Certificate.

     SECTION 2.04.  Cancellation of Warrant Certificates.  In the event the
                    ------------------------------------
Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall destroy canceled Warrant Certificates held by it and deliver a certificate of destruction to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of such Warrants.

                                  ARTICLE III

                          OTHER PROVISIONS RELATING TO
                         RIGHTS OF HOLDERS OF WARRANTS
                         -----------------------------

     SECTION 3.01.  Enforcement of Rights. (a) Notwithstanding any of the
                    ---------------------
provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

     (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs or any other matter, or any rights whatsoever as stockholders of the Company.

                                  ARTICLE IV

                       CERTAIN COVENANTS OF THE COMPANY
                       --------------------------------

     SECTION 4.01.  Payment of Taxes. The Company will pay all documentary stamp
                    ------------------
taxes attributable to the initial issuance of Warrants and of the Shares upon the exercise of Warrants or to the separation of the Warrants and Series B Stock as described in Section 1.05; provided, however, that the Company shall not be
                ------------  -----------------
required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.


                                   ARTICLE V

                                  ADJUSTMENTS
                                  -----------

     SECTION 5.01.  Adjustment of Exercise Price and Number of Shares Issuable.
                    ----------------------------------------------------------
The number and kind of Shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

     (a) Stock Splits, Combinations. etc.  In case the Company shall hereafter
         -------------------------------
(A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of any Warrant thereafter exercised shall be entitled to receive the number of Shares which such holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

     (b) Reclassification, Combinations, Mergers, etc.  In case of any
         --------------------------------------------
reclassification or change of outstanding shares of Common Stock (other than as set forth in Section 5.01(a) above and other than a change in par value, or from
             ---------------
par value to no par value, or from no par value to par value, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock of the Company (other than a change in par value, or from par value to no par value, or from par value to par value or as a result of a subdivision or combination)) or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Company, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an affiliate of the formed, surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications; and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     In case of any such reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article V. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     (c) Subdivision or Combination of Shares.  If the Company, at any time
         ------------------------------------
while the Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Exercise Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Company shall take a record of holders of its Common Stock for the purpose of such subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Exercise Price shall be proportionately increased (as at the effective date of such combination or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

     (d) Certain Dividends and Distributions.  If the Company, at any time while
         -----------------------------------
the Warrant is outstanding, shall pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Exercise Price shall be adjusted, as at the date the Company shall take a record of the holders of the Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Company's paid cash for fractional shares the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with said dividends).

     (e) Statement of Warrants.  Irrespective of any adjustment in the number or
         ---------------------
kind of Shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued shall continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     SECTION 5.02.  When Adjustment Not Required.  If the Company shall take a
                    ----------------------------
record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     SECTION 5.03.  Challenge to Good Faith Determination.  Whenever the Board
                    -------------------------------------
of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Article V, such determination may be challenged in good faith by holders holding a majority of the outstanding Warrants (the "Majority Holders"), and any dispute shall be resolved by an investment banking firm of national standing selected by the Company. The fee of such investment banking firm shall be paid by the Company, unless such fair market value as determined by the investment banking firm is more than 95% of the fair market value determined by the Board of Directors of the Company, in which case the challenging holders shall be jointly and severally liable for such fee.

     SECTION 5.04.  Treasury Stock.  The sale or other disposition of any issued
                    --------------
shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and a repurchase thereof and designation of such shares as treasury stock shall be deemed to be a redemption thereof for the purposes of this Agreement.

     SECTION 5.05.  Notices to Warrant Holders.  In connection with any
                    --------------------------
adjustment pursuant to this Article V, the Company shall (i) promptly after such adjustment cause to be filed with the Warrant Agent a certificate of an officer of the Company setting forth the number of shares (or portion thereof) issuable after such adjustment, upon exercise of a Warrant, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) promptly after such adjustment cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant Register written notice of such adjustments by first class mail, postage prepaid. The Warrant Agent shall be entitled to conclusively rely on the above referenced officer's certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any holder desiring an inspection thereof during normal business hours upon reasonable notice. The Warrant Agent shall not at any time be under any duty or responsibility to any holder to determine whether any facts exist that may require any adjustment of the number of Shares issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any Shares which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

     The Company shall, in addition, promptly notify the holders of the Warrants of any determination of its Board of Directors pursuant to Section 5.01(e) that
                                                           ---------------
any actions affecting its Common Stock will not require an adjustment to the number of Shares for which a Warrant is exercisable, and shall specify in such notice the reasons for such determination. In the event that the Majority holders shall challenge any of the calculations set forth in such notice within 20 days after the Company's delivery thereof, the Company shall retain a firm of independent certified public accountants or law firm of national standing selected by the Company to prepare and execute a certificate verifying that no adjustment is required. The Company shall promptly cause a signed copy of any certificate prepared pursuant to this Section 5.05 to be delivered to each
                                      ------------
holder at his address appearing in the Warrant Register. The Company shall keep at its office, at the office of the Warrant Agent, or another designated agency, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours upon reasonable notice by any holder or any prospective purchaser of a Warrant designated by a holder thereof.

                                  ARTICLE VI

                         CONCERNING THE WARRANT AGENT
                         ----------------------------

     SECTION 6.01.  Warrant Agent.  The Company hereby appoints Interwest
                    -------------
Transfer Co., Inc., as warrant agent (and in all capacities in this Agreement, the "Warrant Agent") of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth; and Interwest Transfer Co., Inc. hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     SECTION 6.02.  Conditions of Warrant Agent's Obligations.  The Warrant
                    -----------------------------------------
Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

     (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent, each predecessor Warrant Agent, and their respective directors, officers, affiliates, agents and employees for, and to hold it and its directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent or predecessor Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise or failure to exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Warrant
     ------------
Certificates and the resignation and removal of the Warrant Agent.

     (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

     (c) The Warrant Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

     (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it, in the absence of bad faith, to be genuine and to have been presented or signed by the proper parties.

     (e) The Warrant Agent, and its officers, directors, affiliates and employees ("Related Parties"), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

     (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

     (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

     (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of
           -----------------
its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

     (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

         (1) an officers' certificate executed by a duly authorized officer of the Company stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

         (2) if reasonably necessary in the sole judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each officers' certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

         (1) a statement that the person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
Section 7.02 hereof, to make any demand upon the Company. The Warrant Agent
------------
shall not be obligated to perform any duty to the extent prohibited by law.

     (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chairman of the Board of Directors, its president, its treasurer, its controller or any vice president or its secretary or any assistant secretary.

     (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

     (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts.

instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

     (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than ten Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such application and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

     (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

     SECTION 6.03.  Resignation and Appointment of Successor.  (a) The Company
                    ----------------------------------------
agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

     (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.03(c) hereof, by
                                                  ---------------
written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(c) hereof, such resignation
                                        ---------------
shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 30 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(c). As soon as practicable after appointment of the
            ---------------
successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 7.04 hereof.
                              ------------
     (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 30 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

     (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be in good standing and incorporated under the laws of the United States of America or any State thereof. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such
                                    ---------------
successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

     (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

     (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent or of the Company.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

     SECTION 7.01.  Amendment.  This Agreement and the terms of the Warrants may
                    ---------
be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect in any material respect the interests of the holders of the Warrant Certificates.

     The Company and the Warrant Agent may modify this Agreement and the terms of the Warrants with the consent of not less than a majority in number of the then outstanding Warrants for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants; provided, however, that no such modification that decreases the Exercise Rate,
-----------------
reduces the period of time during which the Warrants are exercisable hereunder, otherwise materially and adversely affects the exercise rights of the holders of the Warrants, reduces the percentage required for modification, or effects any change to this Section 7.01 may be made with respect to an outstanding Warrant
               ------------
without the consent of the holder of such Warrant.

     Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

     SECTION 7.02.  Notices and Demands to the Company and Warrant Agent.  If
                    ----------------------------------------------------
the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 7.03.  Addresses for Notices to Parties and for Transmission of
                    --------------------------------------------------------
Documents.  All notices hereunder to the parties hereto shall be deemed to have
---------
been given when sent by certified or registered mail, postage prepaid, or by telex or telecopy, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

               To the Company:

               Enviro-Clean of America, Inc.
               211 Park Avenue
               Hicksville, New York 11801-1408

               Attention: Chief Executive Officer
               Telephone:  (516) 931-4455
               Facsimile:   (516) 931-3530

               with copies to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               300 Convent Street
               Suite 1500
               San Antonio, Texas 78205

               Attention: Alan Schoenbaum
               Telephone:  (210) 270-0800
               Facsimile:   (210) 224-2035

               To the Warrant Agent:

               Interwest Transfer Co., Inc.
               1981 East 4800 South
               Suite 100
               Salt Lake City, Utah 84117

               Attention: Kurtis Hughes
               Telephone:  (801) 272-9294
               Facsimile:   (801) 277-3147

or at any other address of which either of the foregoing shall have notified the other in writing.

     SECTION 7.04.  Notices to Holders.  Notices to holders of Warrants shall be
                    ------------------
mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

     SECTION 7.05.  APPLICABLE LAW.  THE VALIDITY, INTERPRETATION AND
                    --------------
PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     SECTION 7.06.  Obtaining of Governmental Approvals.  The Company will from
                    -----------------------------------
time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws, and the rules and regulations of all stock exchanges on which the Warrants are listed which may be or become requisite in connection with the issuance. sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the shares issued upon exercise of the Warrants.

     SECTION 7.07.  Persons Having Rights Under Agreement.  Nothing in this
                    -------------------------------------
Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended. or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

     SECTION 7.08   Headings.  The descriptive headings of the several Articles
                    --------
and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 7.09.  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 7.10.  Inspection of Agreement.  A copy of this Agreement shall be
                    -----------------------
available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

     SECTION 7.11.  Successors.  All the covenants and provisions of this
                    ----------
Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                              ENVIRO-CLEAN OF AMERICA, INC.


                              By:
                                 ----------------------------------
                              Name:  Randall K. Davis
                              Title: President

 [Warrant Agent signature page to the Warrant Agreement dated December 15, 1999 between Interwest Transfer Co., Inc. and Enviro-Clean of America, Inc.]


                              INTERWEST TRANSFER CO., INC.
                              as Warrant Agent

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                                                                     EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED TO THE REGISTERED OWNER IN RELIANCE UPON WRITTEN REPRESENTATION THAT THESE SECURITIES HAVE BEEN TAKEN FOR INVESTMENT. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, AND OTHER APPLICABLE STATE SECURITIES LAWS.

THE STOCK ISSUABLE UPON EXERCISE OF THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER AND OTHER APPLICABLE SECURITIES LAWS.



No. [ ]                                                          [  ]Warrants

                         CALLABLE WARRANT CERTIFICATE

                         ENVIRO-CLEAN OF AMERICA, INC.

     This Warrant Certificate certifies that [                        ], or
registered assigns, is the registered holder of [                        ]
Warrants (the "Warrants") to purchase shares of Common Stock, par value $.001 per share (the "Common Stock"), of ENVIRO-CLEAN OF AMERICA, INC., a Nevada corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company at any time on or after [_______________________, 1999] until [________________, 2004] (the "Expiration Date"), one fully paid and non-assessable share of Common Stock (a "Share", or, if adjusted, the "Shares", which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the exercise price as may be adjusted as provided in the Warrant Agreement (initially $5.00 per Warrant) (the "Exercise Price") upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement.

     The Exercise Price shall be payable by cash, certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The number of Shares issuable upon exercise of the Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     Any Warrants not exercised on or prior to [_________________, 2004] shall thereafter be void.

     Reference is hereby made to the further provisions, including the call provision, on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used in this Warrant Certificate but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

     This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, term is used in the Warrant Agreement.

     THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated:

                              ENVIRO-CLEAN OF AMERICA, INC.


[Seal]                        By:
                                 ----------------------------------
                                 Name:
                                 Title:

Attest:

By:
   ---------------------------
   Name:
   Title:

Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

INTERWEST TRANSFER CO., INC.
     as Warrant Agent

By:
   ---------------------------
     Authorized Signatory

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

                         ENVIRO-CLEAN OF AMERICA, INC.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, each of which represents the right to purchase at any time on or after [________________, 1999], until [______________________,
2004], one share of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of [_______________, 1999] (the "Warrant Agreement"), duly executed and delivered by the Company to Interwest Transfer Co., Inc. as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

     If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     Subject to the terms of the Warrant Agreement, as soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Share or such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

     The Company, at its option, may provide the holder of this Warrant written notice (the "Call Notice") that this Warrant shall terminate on the 20th day following the date of delivery of the Call Notice (such date being the "Early Termination Date"), as described in the Warrant

Agreement, at any time: (i) the Closing Per Share Market Price of the Common Stock has been equal to or greater than 200% of the Warrant Exercise Price on the date of delivery of the Call Notice and the 19 consecutive Trading Days immediately preceding the date delivery of the Call Notice (the "Call Notice Period") and (ii) after the Registration Statement has been declared effective and has been effective for the Call Notice Period. In the event that the Warrant is not exercised by the holder of this Warrant on or before the Early Termination Date, this Warrant shall expire at 5:00 p.m., New York, New York time, on the Early Termination Date, and the Company will remit to the holder of the Warrant $.10 per Warrant upon such holder tendering to the Company the expired Warrant Certificate.

     Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The term "Business Day" shall mean any day on which (i) banks in New York, New York, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market on which the Warrants are listed or admitted to trading are open for business.

                        (FORM OF ELECTION TO EXERCISE)

        (To be executed upon exercise of Warrants on the Exercise Date)

The undersigned hereby irrevocably elects to exercise __________ of the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for
such Shares in the amount of $______________ in cash   or by certified or
official bank check, in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of _________________________ whose address is ______________________________ and that such certificate be delivered to ___________________________ whose address is ____________________________________. Any cash payments to be paid in lieu of a fractional Share should be made to ______________________________ whose address is ____________________________________ and the check representing payment thereof should be delivered to ________________________ whose address is
___________________________ ____________________________________.

          Dated
               -------------------------- , -----

          Name of holder of
          Warrant Certificate:
                                    (Please Print)

          Tax Identification or
          Social Security Number:

          Address:


          Signature:

                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


Dated
     --------------------, ----

                             [FORM OF ASSIGNMENT]


     For value received _______________ hereby sells, assigns and transfers unto ______________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated
     -------------------, ----

          Signature:

                        Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                                                                     EXHIBIT B

                 CERTIFICATE TO BE DELIVERED UPON REGISTRATION
                            OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "Warrants") of Enviro-Clean of America, Inc.

This Certificate relates to ____________ Warrants held in certificated form by _______________ (the "Transferor").

The Transferor has requested the Warrant Agent by written order to register the transfer of a Warrant or Warrants.

         In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.07 of such Warrant Agreement, and
                                    ------------
that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act") because[*]:

     [ ] Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A or in accordance with Regulation S under the Act.

     [ ] Such Warrant is being transferred in accordance with Rule 144 under the Act.

     [ ] Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

                              [INSERT NAME OF TRANSFEROR]

                              By:

Date:
*Check applicable box.

                                                                     EXHIBIT C

                      Transferee Letter of Representation

Enviro-Clean of America, Inc.
211 Park Avenue
Hicksville, New York  11801-1408


Ladies and Gentlemen:

     In connection with our proposed purchase of warrants to purchase Common Stock, par value $.001 per share (the "Securities"), of Enviro-Clean of America, Inc. (the "Company") we confirm that:

     1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the "Warrant Agent") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Warrant Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Warrant Agent.

     2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor." and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

     3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

     4. You, the Warrant Agent and your respective counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              (Name of Purchaser)

                              By:
                              Date:

     Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number: